Exhibit m(i) under Form N-1A
                                         Exhibit 1 under Item 601/Reg. S-K
                            DISTRIBUTION PLAN


                           THE HUNTINGTON FUNDS
                            DISTRIBUTION PLAN
               AS AMENDED AND RESTATED AS OF APRIL 30, 2003

      This Plan constitutes the Distribution Plan ("Plan") of THE HUNTINGTON FUNDS, a Massachusetts business trust (the "Trust"), with respect to shares ("Shares") of those certain classes ("Classes") of the series of the Trust (the "Funds") set forth in an exhibit hereto. This Plan, amended and restated by the Board of Trustees of the Trust as of April 30, 2003, represents the amendment and restatement of the Plan adopted by the Board of Trustees on November 8, 1995 which combined the Plan adopted by the Board of Trustees on April 24, 1992, and the Plan adopted by the Board of Trustees on May 1, 1991, all as subsequently amended and restated as of December 1, 2001.

      1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act"), to authorize the Trust to make payments as contemplated herein, in conjunction with the distribution of Shares.

      2. This Plan is designed to finance activities, including those of Edgewood Services, Inc. ("Edgewood"), that are principally intended to result in the sale of Shares, to include: (a) providing incentive to financial institutions, such as broker/dealers ("Financial Institutions") to sell Shares and to provide distribution-related services to the Funds and their shareholders; (b) paying for the costs incurred in conjunction with advertising and marketing of Shares, to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders or Financial Institutions; and (c) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this plan, Edgewood will be paid fees with respect to the Classes as set forth in the exhibit hereto. Such fees will be accrued daily and
paid at least monthly.   The Financial Institutions that are selected
will provide distribution-related services pursuant to a Mutual Fund Sales and Services Agreement between Edgewood and the Financial Institution.

      3. Any payment to Edgewood in accordance with this Plan will be made pursuant to the Distributor's Contract entered into by the Trust and Edgewood.

      4. Edgewood and the Funds have the right (i) to select, in their sole discretion, the Financial Institutions to participate in the Plan and (ii) to terminate without cause and in their sole discretion any agreement entered into by them and the Financial Institutions.

      5. In order to facilitate the financing of advance commissions to be paid to Financial Institutions for the sale of Investment B Shares, Edgewood is permitted to sell and assign its rights to all or a portion of the fees payable with regard to Investment B Shares under this Plan to a third party, and such transfer shall be free and clear of offsets or claims that the Trust or any Fund may have against Edgewood. The Trust may agree, at the request of Edgewood, to pay all or any portion of the fees payable to Edgewood with regard to Investment B Shares under this Plan directly to the third party transferee or its designee.

      6. Quarterly in each year that this Plan remains in effect, Edgewood and the Funds shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

      7. This Plan shall become effective with respect to each Class as of the dates indicated in the exhibit hereto, provided that, as of that date, the Plan shall have been approved with respect to that Class by majority votes of the Trust's Board of Trustees, including the Trustees who are not "interested persons" of the Trust, as defined in the Act and have no direct or indirect financial interest in the operation of this Plan or and related agreement to this Plan ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan. If this Plan is adopted with respect to a Class after any public offering of the Shares of that Class or the sale of Shares of that Class to persons who are not affiliated persons of the Trust, affiliates of such affiliated persons, promoters of the Trust, or affiliates of such promoters, then the Plan must also be approved by a majority of the outstanding voting securities of that Class as defined in
Section 2(a)(42) of the Act.

      8. This Plan shall remain in effect with respect to each Class for a period of one year from the effective date for that Class as set forth on an exhibit hereto, and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

      9. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

      10. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

      11. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or
(b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act.

      12. While this Plan shall be in effect, (a) a majority of the Trustees of the Trust shall not be "interested persons" of the Trust, as defined in Section 2(a)(42) of the Act, (b) those directors who are not interested persons shall select and nominate any other Trustees who are not interested persons of the Trust, and (c) any person who acts as legal counsel for the Trustees who are not interested persons of the Trust shall be an independent legal counsel, as defined in Paragraph
(a)(6) of Rule 0-1 under the Act.

      13. All agreements with any person relating to the implementation of this Plan shall be in writing and shall comply with Rule 12b-1 under the Act. Any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 11 herein.

      14. The name "The Huntington Funds" and "Trustees of The Huntington Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 29, 1991, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Huntington Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

      15. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.


                                             Exhibit m(ii) under Form N-1A
                                         Exhibit 1 under Item 601/Reg. S-K
                                EXHIBIT A
                                    TO
                           THE HUNTINGTON FUNDS
                            DISTRIBUTION PLAN
   AS AMENDED AND RESTATED APRIL 26, 2000, DECEMBER 1, 2001, AUGUST 1,
        2002, OCTOBER 31, 2002, MARCH 27, 2003 and APRIL 30, 2003

      The following classes of shares ("Classes") of The Huntington Funds (the "Trust") (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

                                          FEES
                               (as a percentage of average
                             daily net asset value of shares
   NAME                    DATE of the applicable Class)

Money Market Fund
   Investment A Shares     May 1, 1991     0.25
   Investment B Shares     April 26, 2000  0.75

Ohio Municipal Money Market Fund
   Investment A Shares     May 1, 1991     0.25

U.S. Treasury Money Market Fund
   Investment A Shares     May 1, 1991     0.25

Growth Fund
   Investment A Shares     May 1, 1991     0.25
   Investment B Shares     April 26, 2000  0.75

Ohio Tax-Free Fund
   Investment A Shares     May 1, 1991     0.25
   Investment B Shares     April 30, 2003  0.75

Fixed Income Securities Fund
   Investment A Shares     May 1, 1991     0.25
   Investment B Shares     April 26, 2000  0.75

Mortgage Securities Fund
   Investment A Shares     April 26, 2000  0.25
   Investment B Shares     April 30, 2003  0.75

Income Equity Fund
   Investment A Shares     January 30, 1997    0.25
   Investment B Shares     April 26, 2000  0.75

Short/Intermediate Fixed Income Securities Fund
   Investment A Shares     April 30, 2003  0.25

Michigan Tax-Free Fund
   Investment A Shares     March 31, 1998  0.25
   Investment B Shares     April 30, 2003  0.75

                                          FEES
                               (as a percentage of average
                             daily net asset value of shares
   NAME                    DATE of the applicable Class)

Intermediate Government Income Fund
   Investment A Shares     April 6, 1998   0.25
   Investment B Shares     April 30, 2003  0.75

Florida Tax-Free Money Fund
   Investment A Shares     October 21, 1998    0.25

Dividend Capture Fund
   Investment A Shares     March 1, 2001   0.25
   Investment B Shares     March 1, 2001   0.75

Rotating Markets Fund
   Investment A Shares     March 1, 2001   0.25

International Equity Fund
   Investment A Shares     March 1, 2001   0.25
   Investment B Shares     March 1, 2001   0.75

Mid Corp America Fund
   Investment A Shares     March 1, 2001   0.25
   Investment B Shares     March 1, 2001   0.75

New Economy Fund
   Investment A Shares     March 1, 2001   0.25
   Investment B Shares     March 1, 2001   0.75

Situs Small Cap Fund
   Investment A Shares     August 1, 2002  0.25
   Investment B Shares     August 1, 2002  0.75